                                  EXHIBIT 10.2

                         EMPLOYMENT RETIREMENT AGREEMENT

      THIS EMPLOYMENT RETIREMENT AGREEMENT (the "Agreement"), which includes Exhibit A, B and C, which are incorporated by this reference, is entered into by and between GTSI Corp., a Delaware corporation ("GTSI"), and Robert D. Russell ("Employee"). It will become effective as set forth in Section 13.19 (the "Effective Date").

                                    RECITALS

      A. Employee and GTSI agree to modify the Employee's employment status and responsibilities as of the Effective Date, and to provide for Employee's retirement from GTSI upon the Retirement Date. In exchange, GTSI will provide Employee the benefits set forth in this Agreement. Employee's receipt of these benefits is contingent upon Employee's entering into this Agreement and undertaking the obligations it sets forth.

      B. GTSI and Employee desire to set forth their respective rights and obligations with respect to Employee's modified status, responsibilities and retirement, and to settle and resolve all matters concerning Employee's current or past services to GTSI.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions in this agreement, the receipt and sufficiency of which are hereby acknowledged, GTSI and Employee agree as follows:

1.    TRANSITION PROVISIONS

      1.1 FULL-TIME PERIOD. The parties agree that Employee will be employed full-time for a three-month period following the Effective Date ("Full-Time Period") at the Employee's current salary and benefits, to include continued eligibility for bonuses earned during such Period and payment of accrued but unused vacation time (as described in Exhibit A), subject to the terms of this Agreement. During the Full-Time Period, Employee will remain as Chief Financial Officer and Senior Vice-President, unless GTSI earlier identifies a new CFO, in which case, Employee will, upon GTSI's request, resign as CFO (but retain a Senior Vice-President title) and, in good faith, facilitate the transition of his full-time duties and responsibilities to his replacement.

      1.2 TRANSITION DATE. On the day following the end of the Full-Time Period ("Transition Date"), Employee will resign as CFO (unless earlier resigned per Section 1.1) and Senior Vice-President, and Employee's status will change to a part-time basis. Employee will be retained as a special adviser to the CEO for a twelve (12) month period following the Transition Date ("Part-Time Period"). During this Part-Time Period, GTSI will pay Employee one-half of Employee's base salary, subject to compliance with the terms of this Agreement. Employee will be entitled to additional compensation equal to any additional amount necessary to maintain Employee's current medical and dental insurance benefits until the end of the Part-Time period assuming Employee maintains the same level of current monetary contribution. Facility access will be via the employee's current facilities badge until the Retirement Date described below

      1.3 PART-TIME RESPONSIBILITIES. During the Part-Time Period, Employee will be available to the CEO and COO of GTSI, and will contribute a minimum of 10 - 20 hours a week to special projects identified by the CEO. Any need for hours above the 20 hours a week will be subject to prior written approval of the parties and may include additional compensation to be agreed to at such time. Employee will work out of his home office except when company records are necessary to accomplish his assigned task. During this Part-Time Period, GTSI will provide a laptop, an email account and dial-up Internet access to support the home office environment. GTSI will make available, from time to time when required, a temporary working space in GTSI's Chantilly facility.

      1.4 RETIREMENT DATE. GTSI's obligation to Employee and Employee's status as a GTSI employee will terminate effective at the end of the Part-Time Period ("Retirement Date"), unless otherwise mutually agreed to in writing by the parties. Upon the Retirement Date, Employee will return the GTSI-provided laptop and any other GTSI-provided equipment or materials. Notwithstanding anything in this Agreement to the contrary, GTSI's obligation to pay Employee during the Full-Time Period or Part-Time Period will be subject to Employee complying with the terms of this Agreement.

2.    MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS

      Each party represents, warrants and covenants (with respect to itself/himself only) to the other party that, to its/his respective best knowledge and belief as of the date of each party's respective signature below:

      2.1 FULL POWER AND AUTHORITY. It/he has full power and authority to execute, enter into and perform its/his obligations under this Agreement; this Agreement, after execution by both parties, will be a legal, valid and binding obligation of such party enforceable against it/him in accordance with its terms; it/he will not act or omit to act in any way which would materially interfere with or prohibit the performance of any of its/his obligations hereunder, and no approval or consent other than as has been obtained of any other party is necessary in connection with the execution and performance of this Agreement.

      2.2 EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions it contemplates:

            (a) will not interfere or conflict with, result in a breach of, constitute a default under or violation of any of the terms, provisions, covenants or conditions of any contract, agreement or understanding, whether written or oral, to which either party is a party (including, in the case of GTSI, its bylaws and articles of incorporation as amended to date) or to which it/he is bound; and

            (b) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental agency or court having jurisdiction of such party.

3.    CONFIDENTIALITY OBLIGATIONS DO NOT TERMINATE

      Employee acknowledges that any confidentiality, proprietary rights or nondisclosure agreement(s) in favor of GTSI which he may have entered into in connection with his employment (the "Nondisclosure Agreement") with GTSI will survive the retirement of such employment, and nothing in this Agreement shall be construed as terminating, limiting or otherwise affecting any such Nondisclosure Agreement(s) or Employee's obligations thereunder. Without limiting the generality of the foregoing, no time period set forth in this

Agreement shall shorten or limit the term of any such Nondisclosure Agreement(s), which term shall continue as set forth therein.

4.    COMPANY PROPERTY

      On or before the Retirement Date, Employee agrees to return to GTSI any and all GTSI assets or property which has come into his possession or control. Employee's GTSI email account and other network access will terminate as of the Retirement Date.

5.    STOCK OPTIONS

      5.1 STATUS. Exhibit B sets forth a complete list of any and all stock options, warrants and other rights to purchase capital stock of GTSI which have been previously issued to Employee and which have vested as of the Retirement Date hereof. Exhibit B includes 3,000 options not vested as of the Retirement Date; as consideration to Employee under this Agreement these additional options will vest as of the Retirement Date as set out in Exhibit B.

      5.2 PURCHASE OF STOCK BY GTSI. As described in the Exhibit B schedule, Employee will exercise the indicated options to purchase capital stock of GTSI, and will then concurrently sell all of such capital stock back to GTSI at the indicated price, free and clear of any liens, rights or claims of third parties, at a price of $7.00 per share. Notwithstanding the foregoing, GTSI agrees if during the Part-Time Period this Agreement is assigned per Section 13.13, then any of the 71,167 shares under part B of Exhibit B that remain unvested, shall immediately be accelerated, and the GTSI Purchase Price will be revised to the acquisition price paid (or to be paid) for GTSI capital stock as the result of such acquisition. Upon receipt of clear title to the above, GTSI will promptly complete the purchase and issue to Employee payment of the net proceeds from such transactions. The first payment will be immediately following the Effective Date, and the final payment will be made immediately following the Retirement Date, conditioned upon Employee's execution of GTSI's standard final release and waiver agreement set out in Exhibit C.

6.    CONFIDENTIAL INFORMATION AND TRADE SECRETS

      6.1 Employee recognizes, acknowledges and agrees that GTSI is the owner of proprietary rights in certain confidential sales and marketing information, programs, tactics, systems, methods, processes, compilations of technical and non-technical information, records and other business, financial, sales, marketing and other information and things of value. To the extent that any or all of the foregoing constitute valuable trade secrets and/or confidential and/or privileged information of GTSI, Employee further agrees as follows:

            (a) That, during the Full-Time Period and Part-Time Period, and at all times thereafter, except with prior written authorization from GTSI's CEO or COO, for purposes related to GTSI's best interests, he will not directly or indirectly duplicate, remove, transfer, disclose or utilize, nor knowingly allow any other person to duplicate, remove, transfer, disclose or utilize, any property, assets, trade secrets or other things of value, including, but not limited to, records, techniques, procedures, systems, methods, market research, distribution arrangements, advertising and promotional materials, lists of past, present or prospective customers, and data prepared for, stored in, processed by or obtained from, an automated information system belonging to or in the possession of GTSI which are not intended for and have not been the subject of public disclosure. Employee agrees to safeguard all GTSI trade secrets in his possession or known to him at all times so that they are not exposed to, or taken by, unauthorized persons and to exercise his reasonable efforts to assure their safekeeping. This subsection shall not apply to information that (i) is now or later becomes generally known to the public or competitors of GTSI (other than as a result of a breach of this Agreement); (ii) Employee lawfully obtains from any third party who has lawfully obtained such information without any obligation of confidentiality; or (iii) is later published or generally disclosed to the public by GTSI. Employee shall bear the burden of showing that any of the foregoing exclusions applies to any information or materials.

            (b) That all improvements, discoveries, systems, techniques, ideas, processes, programs and other things of value made or conceived in whole or in part by Employee with respect to any aspects of GTSI's current or anticipated business while an employee of GTSI are and remain the sole and exclusive property of GTSI, and Employee has disclosed all such things of value to GTSI and will cooperate with GTSI to ensure that the ownership by GTSI of such property is protected. All of such property of GTSI in Employee's possession or control, including, but not limited to, all personal notes, documents and reproductions thereof, relating to the business and the trade secrets or confidential or privileged information of GTSI has already been, or shall be immediately, delivered to GTSI upon the Retirement Date.

      6.2 Employee further acknowledges that as the result of his service as an employee of GTSI, he has had access to, and is in possession of, information and documents protected by the attorney-client privilege and by attorney work product doctrine, such as information relating to acquisitions and Board of Directors' correspondence. Employee understands that the privilege to hold such information and documents confidential is GTSI's, not his personally, and that he will not, during the Full-Time Period and Part-Time Period and at all times thereafter, disclose the information or documents to any person or entity without the express prior written consent of the CEO or COO or Board of GTSI unless he is required to do so by law.

      6.3 Employee agrees that during the Part-Time Period and for a period of 6 months after the end of such Period, he shall not, directly or indirectly, whether as an employee, consultant, officer, director, shareholder, partner, agent or in any other capacity, solicit, offer employment to or hire any person who then is an employee of GTSI or who was an employee of GTSI at any time in the 6 months preceding the solicitation, offer or hiring, to work as an employee or consultant for any other person or entity or work with any such person or entity who does any of the foregoing.

      6.4 Employee's obligations set forth in this Section 6 shall be in addition to, and not instead of, Employee's obligations under any written Nondisclosure Agreement.

      6.5 Employee acknowledges and agrees that the services render by him to GTSI in the course of his employment with GTSI is of a special and unique character, and that during his employment and at all times thereafter, a breach by him of any provision of the covenants set forth in this Section 6 will cause GTSI irreparable injury and damages. Employee expressly agrees that GTSI shall be entitled, in addition to all other remedies available to it whether at law or in equity, to injunctive and other equitable relief to secure their enforcement.

      6.6 The parties expressly agree that the covenants contained in this
Section 6 are reasonable in scope, duration and otherwise; however, if any of the restraints provided in these covenants are adjudicated to be excessively broad as to area or time or otherwise, such restraint shall be reduced to whatever extent is reasonable and the restraint shall be fully enforced in such modified form. Any provisions of such covenants not so reduced shall remain in full force and effect.

7.    PROHIBITION AGAINST DISPARAGEMENT

      GTSI and Employee each agree that during the Full-Time Period and Part-Time Period, and at all times thereafter, any communication, whether oral or written, occurring on or off the premises of GTSI, made by it/him or its/his agent to any person or entity (including, without limitation, any GTSI employee, customer, vendor, supplier and any competitor and any person associated with any media) which in any way relates to his or to GTSI or to GTSI's directors, officers, management or employees: (1) will be truthful; and (2) will not disparage or undermine the reputation or business practices of Employee or GTSI or its directors, officers, management or employees. The only exceptions to the foregoing shall be: (1) truthful statements privately made to (a) the CEO or COO of GTSI, or their designated representatives, (b) any member of GTSI's Board of Directors, (c) GTSI's auditors, (d) inside or outside counsel of GTSI, (e) Employee's counsel or (f) Employee's spouse; (2) truthful statements lawfully compelled and made under oath; (3) truthful statements made to specified persons upon and in compliance with prior written authorization from or in connection with formal legal or administrative proceedings, GTSI's CEO or COO or Board; and
(4) truthful statements made by GTSI's CEO or COO to specified persons upon and in compliance with prior authorization from Employee asking them to respond to inquiries from such specified persons.

8.    COOPERATION

      Employee agrees that during the Full-Time Period and Part-Time Period, and at all times thereafter, he will cooperate fully and reasonably with GTSI in connection with any future or currently pending matter, proceeding, investigation, litigation or threatened litigation: (1) directly or indirectly involving GTSI (which, for purposes of this section, shall include GTSI and each of its current and future subsidiaries, successors or permitted assigns); or (2) directly or indirectly involving any director, officer or employee of GTSI (with regard to matters relating to such person(s) acting in such capacities with regard to GTSI business). Such cooperation shall include making himself available upon reasonable notice at reasonable times and places to consult with and to testify truthfully (at GTSI's expense for reasonable, pre-approved out-of-pocket travel costs) in any action as reasonably requested by the CEO or COO or the Board of Directors. Employee further agrees to promptly notify GTSI's CEO or COO in writing in the event that he receives any legal process or other communication purporting to require or request him to produce testimony, documents, information or things in any manner related to GTSI, its directors, officers or employees, and that he will not produce testimony, documents, information or other things with regard to any pending or threatened lawsuit or proceeding regarding GTSI without giving GTSI prior written notice of the same and reasonable time to protect its interests with respect thereto. Employee further promises that during the Part-Time Period (and the initial six months of the Retirement Period) when so directed by the CEO or COO or the Board of Directors, he will make himself available to attend any such legal proceeding and will truthfully respond to any questions in any manner concerning or relating to GTSI and will produce all documents and things in his possession or under his control which in any manner concern or relate to GTSI.

9.    SOLE ENTITLEMENT

      Employee acknowledges and agrees that his sole entitlement to compensation, payments of any kind, monetary and non-monetary benefits and perquisites with respect to his modified GTSI status and his GTSI relationship (as an officer and employee), whether before or after the Retirement Date, is as set forth in this

Agreement, stock option agreements, and COBRA. Employee acknowledges and agrees that the $7.00 GTSI Purchase Price set out in Exhibit A is a fair and reasonable price, and that such amount and the other entitlements provided herein are adequate consideration for Employee's duties and obligations under this Agreement.

10.   RELEASE OF CLAIMS

      10.1 Employee forever releases and discharges GTSI and the predecessor corporation of GTSI as well as the successors, current or prior stockholders of record, officers, directors, heirs, predecessors, assigns, agents, employees, attorneys and representatives of each of them, past or present, from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, expenses and demands of any kind or character whatsoever, whether known or unknown, anticipated or not anticipated, whether or not previously brought before any state or federal agency, court or other governmental entity which are existing on or arising prior to the date of this Agreement and which, directly or indirectly, in whole or in part, relate or are attributable to, connected with, or incidental to the previous employment of Employee by GTSI, the retirement of that employment, and any dealings between the parties concerning Employee's employment existing prior to the date of execution of this Agreement, excepting only those obligations expressly recited herein or to be performed hereunder, including but not limited to any and all claims of discrimination on account of sex, race, age, handicap, veteran status, national origin or religion, and claims or causes of action based upon any equal employment opportunity laws, ordinances, regulations or orders, including but not limited to Title VII of the Civil Rights Act of 1964 and the Age Discrimination In Employment Act, the Americans With Disabilities Act, Executive Order 11246, the Rehabilitation Act and any applicable state or local anti-discrimination statutes; claims for breach of any contract, agreement or promises made prior to this date; claims for wrongful termination actions of any type, breach of express or implied covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; claims for libel, slander or invasion of privacy; provided, however, that Employee and GTSI agree that Employee does not waive any rights or claims under the Age Discrimination In Employment Act that may arise after the execution of this document by Employee. This provision is intended to exclude from release only claims "that arise after" execution of this document by Employee as provided for by the Older Workers Benefit Protection Act. This release also applies to any claims or rights that Employee might have or assert with respect to any claims or rights, if any, concerning any GTSI bonus plan applicable to GTSI officers. Nothing contained in this Section 10 shall affect any rights, claims or causes of action which Employee may have (1) as a stockholder of GTSI; (2) to indemnification by GTSI, to the extent required under the provisions of GTSI's Certificate of Incorporation, GTSI's By-Laws, the Delaware General Corporation Law, insurance or contracts, with respect to matters relating to Employee's prior service as an officer, employee and agent of GTSI; (3) to make claims against or seek contribution from anyone not released by the first sentence of this Section 10 with respect to any matter or anyone released by the first sentence of this
Section 10 with respect to any matter not released thereby; or (4) with respect to GTSI's performance of this Agreement.

      10.2 GTSI forever releases and discharges Employee, and his heirs, from any and all cause or cause of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, expenses and demands of any kind or character whatsoever, whether known or unknown, anticipated or not anticipated, whether or not previously brought before any state or federal agency, court or other governmental entity which are existing on or arising prior to the date of this Agreement and which, directly or indirectly, in whole or in part, relate or are attributable to, connected with, or incidental to the previous employment of Employee by GTSI, the end of that employment, and any dealings between the parties concerning Employee's employment existing prior to the date of execution of this Agreement, excepting only claims arising from a breach by Employee of this Agreement including those obligations recited herein or to be performed hereunder. Nothing contained in this Section 10.2 shall affect any rights, claims or cause of action which GTSI may have to make claims against or seek contribution from anyone not released by the first sentence of this Section 10.2 with respect to any matter or anyone released by the first sentence or this Section 10.2 with respect to any matter not released thereby; or with respect to Employee's performance of this Agreement.

11.   ASSIGNMENT

      Employee represents and warrants that he has not assigned, transferred or granted or purported to assign, transfer or grant any claims, entitlement, matters, demands or causes of action herein released, disclaimed, discharged or terminated, and agrees to indemnify and hold harmless GTSI from and against any and all costs, expense, loss or liability incurred by GTSI as a consequence of any such assignment, transfer or grant.

12.   EMPLOYEE REPRESENTATIONS

      Notwithstanding that this Agreement will be entered into prior to the Retirement Date, Employee represents and warrants that he has not acted or omitted to act in any respect which directly or indirectly would have constituted a violation of Sections 6, 7 or 8 herein had this Agreement then been in effect.

13.   MISCELLANEOUS

      13.1 NOTICES. All notices and demands referred to or required herein or pursuant hereto shall be in writing, shall specifically reference this Agreement and shall be deemed to be duly sent and given upon actual delivery to and receipt by the relevant party (which notice, in the case of GTSI, must be from an officer of GTSI) or five days after deposit in the U.S. mail by certified or registered mail, return receipt requested, with postage prepaid, addressed as follows (if, however, a party has given the other party due notice of another address for the sending of notices, then future notices shall be sent to such new address):

            (a)    If to GTSI:           GTSI Corp.
                                         3901 Stonecroft Boulevard
                                         Chantilly, Virginia 20151-0808
                                         Attn: Chief Operating Officer

            (b)    If to Employee:       Robert D. Russell
                                         9700 Fosbak Court
                                         Vienna, VA 22182

      13.2 LEGAL ADVICE AND CONSTRUCTION OF AGREEMENT. Both GTSI and Employee have received (or have voluntarily and knowingly elected not to receive) independent legal advice with respect to the advisability of entering into this Agreement and neither has been entitled to rely upon or has in fact relied upon the legal or other advice of the other party or such other party's counsel (or employees) in entering into this Agreement. In Employee's case, he is/was expressly advised by GTSI of his right to consult an attorney to review this Agreement. Each party has participated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

      13.3 PARTIES' UNDERSTANDING. GTSI and Employee state that each has carefully read this Agreement, that it has been fully explained to it/him by its/his attorney (or that it/he has voluntarily and knowingly elected not to receive such explanation), that it/he fully understands its final and binding effect, that the only promises made to it/him to sign the Agreement are those stated above, and that it/he is signing this Agreement voluntarily.

      13.4 RECITALS AND SECTION HEADINGS. Each term of this Agreement is contractual and not merely a recital. All recitals are incorporated by reference into this Agreement. Captions and section headings are used herein for convenience only, are no part of this Agreement and shall not be used in interpreting or construing it.

      13.5 ENTIRE AGREEMENT. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Notwithstanding the foregoing, the parties understand and agree that any Nondisclosure Agreement and all other written agreements between Employee and GTSI are separate from this Agreement and, subject to the terms and conditions of each such agreement, shall survive the execution of this Agreement, and nothing contained in this Agreement shall be construed as affecting the rights or obligations of either party set forth in such agreements.

      13.6 SEVERABILITY. In the event any provision of this Agreement or the application thereof to any circumstance shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, or to be excessively broad as to time, duration, geographical scope, activity, subject or otherwise, it shall be construed to be limited or reduced so as to be enforceable to the maximum extent allowed by applicable law as it shall then be in force, and if such construction shall not be feasible, then such provision shall be deemed to be deleted herefrom in any action before that court, and all other provisions of this Agreement shall remain in full force and effect.

      13.7 AMENDMENT AND WAIVER. This Agreement and each provision hereof may be amended, modified, supplemented or waived only by a written document specifically identifying this Agreement and signed by each party hereto. Except as expressly provided in this Agreement, no course of dealing between the parties hereto and no delay in exercising any right, power or remedy conferred hereby or now or hereafter existing at law, in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such rights, power or remedy.

      13.8 CUMULATIVE REMEDIES. None of the rights, powers or remedies conferred herein shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred herein or now or hereafter available at law, in equity, by statute or otherwise.

      13.9 SPECIFIC PERFORMANCE. Each party hereto may obtain specific performance to enforce its/his rights hereunder and each party acknowledges that failure to fulfill its/his obligations to the other party hereto would result in irreparable harm.

      13.10 VIRGINIA LAW AND LOCATION. This Agreement was negotiated, executed and delivered within the Commonwealth of Virginia, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the internal laws (and not the conflict of laws) of the Commonwealth of Virginia applicable to the construction and enforcement of contracts between parties resident in Virginia which are entered into and fully performed in Virginia.

      13.11 FORCE MAJEURE. Neither GTSI nor Employee shall be deemed in default if its/his performance of obligations hereunder is delayed or become impossible or impracticable by reason of any act of God, war, fire, earthquake, strike, civil commotion, epidemic, or any other cause beyond such party's reasonable control.

      13.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.13 SUCCESSORS AND ASSIGNS. Neither party may assign this Agreement or any of its rights or obligations hereunder (including, without limitation, rights and duties of performance) to any third party or entity, and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent of the non-assigning party, which consent may be given or withheld by such non-assigning party in the sole exercise of its discretion, except that GTSI may assign this Agreement to a corporation acquiring: (1) 50% or more of GTSI's capital stock in a merger or acquisition; or (2) all or substantially all of the assets of GTSI in a single transaction; and except that Employee may transfer or assign his rights under this Agreement voluntarily, involuntarily or by operation of law upon or as a result of his death to his heirs, estate and/or personal representative(s). Any prohibited assignment shall be null and void, and any attempted assignment of this Agreement in violation of this section shall constitute a material breach of this Agreement and cause for its termination by and at the election of the other party hereto by notice. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and, except as otherwise provided herein, their respective legal successors and permitted assigns.

      13.14 PAYMENT PROCEDURE. All payments by GTSI to Employee or by Employee to GTSI may be by, at the paying party's election, cash, wire transfer or check. Neither party may reduce any payment or obligation due by any amount owed or believed owed to the other party under any other agreement, whether oral or written, now in effect or later entered into.

      13.15 SURVIVAL. The definitions, representations and warranties herein as well as obligations set forth in Sections 6, 8, 10, and 12 shall survive any termination of this Agreement for any reason whatsoever.

      13.16 NO ADMISSION. Neither the entry into this Agreement nor the giving of consideration hereunder shall constitute an admission of any wrongdoing by GTSI or Employee.

      13.17 LIMITATION OF DAMAGES. Except as expressly set forth herein, in any action or proceeding arising out of, relating to or concerning this Agreement, including any claim of breach of contract, liability shall be limited to compensatory damages proximately caused by the breach and neither party shall, under any circumstances, be liable to the other party for consequential, incidental, indirect or special damages, including but not limited to lost profits or income, even if such party has been apprised of the likelihood of such damages occurring.

      13.18 RIGHT TO TERMINATE FOR CAUSE. Notwithstanding anything contained in this Agreement to the contrary, GTSI retains the right to terminate Employee for cause, in which case GTSI's obligations under this Agreement shall be null and void.

      13.19 EFFECTIVE DATE. Employee expressly acknowledges that he has been advised that he has twenty one (21) days to review this Agreement before making a decision to execute it. Employee also has been expressly advised that he may rescind his execution of this Agreement by communicating such rescission in writing to GTSI within seven days of his execution of this Agreement. This Agreement shall become effective eight days after Employee executes this Agreement (the "Effective Date").

                           [SIGNATURE PAGE TO FOLLOW]

GTSI CORP.                              ROBERT D. RUSSELL

By: /S/ Dendy Young                     Signature: /S/ Robert Russell

Print Name: Dendy Young

Print Title: CEO

Date: 3/4/02                            Date: 3/4/02

                                    EXHIBIT A

A. BONUS ELIGIBILITY.

      Employee will remain eligible for the June 30, 2002 bonus on a pro-rata basis. This pro-rata amount will be determined by taking the number of days Employee was employed full-time (e.g, 165 for June 14) and dividing this number by the number representing the number of days of the June 30, 2002 bonus period (181 (June 30 bonus). The resulting percentage will be multiplied by the applicable bonus amount for the June 30 bonus period earned by Employee if he had worked full-time through June 30, 2002, to arrive at the amount to be paid to Employee.

As an example, if Employee's last full day of employment is June 14, then Employee's pro-rata share for the June 30, 2002 bonus (if earned) would be the earned bonus amount multiplied by 91%. This percentage is determined by taking 165 (representing June 14) / 181 (representing June 30).

B. ACCRUED VACATION PAYMENT.

As part of the payment to Employee immediately at the end of the Full-Time Period, Employee will be paid an amount representing the number of hours of accrued but unused vacation pay.

                                    EXHIBIT B

                    OUTSTANDING STOCK OPTION PURCHASE RIGHTS
                    ----------------------------------------

A. OPTIONS TO BE EXERCISED FOLLOWING EFFECTIVE DATE

   -----------------------------------------------------------------------------
                                           GTSI
   OPTIONS       DATE         EXERCISE   PURCHASE      COST          AMOUNT OF
   VESTED       ISSUED         COST        PRICE   DIFFERENTIAL  PAYMENT BY GTSI
   -----------------------------------------------------------------------------
    30,000      8/3/1999       $4.00       $7.00       $3.00        $90,000.00
   -----------------------------------------------------------------------------
    13,333     11/2/1999       $2.88       $7.00       $4.13        $54,998.63
   -----------------------------------------------------------------------------
     1,500     11/2/2000       $3.25       $7.00       $3.75        $ 5,625.00
   -----------------------------------------------------------------------------
    44,833                                                        *$150,623.63

    *Amount to be paid following option exercise and stock buy-back immediately following the Effective Date.

B. OPTIONS TO BE EXERCISED FOLLOWING RETIREMENT DATE

   -----------------------------------------------------------------------------
                                           GTSI
   OPTIONS       DATE         EXERCISE   PURCHASE      COST          AMOUNT OF
   VESTED       ISSUED         COST        PRICE   DIFFERENTIAL  PAYMENT BY GTSI
   -----------------------------------------------------------------------------
    12,500    4/15/1999        $3.13       $7.00      $3.88         $48,437.50
   -----------------------------------------------------------------------------
    10,000     8/3/1999        $4.00       $7.00      $3.00         $30,000.00
   -----------------------------------------------------------------------------
     6,667    11/2/1999        $2.88       $7.00      $4.13         $27,501.38
   -----------------------------------------------------------------------------
     1,500    11/2/2000        $3.25       $7.00      $3.75          $5,625.00
   -----------------------------------------------------------------------------
   **3,000    11/2/2000        $3.25       $7.00      $3.75         $11,250.00
   -----------------------------------------------------------------------------
    37,500    4/15/1999        $3.13       $7.00      $3.88        $145,312.50
   -----------------------------------------------------------------------------
    71,167                                                      ***$268,126.38

    ** Stock options to be accelerated.

    *** Amount to be paid following option exercise and stock buy-back immediately following the Retirement Date, and conditioned upon Employee executing GTSI's standard release and waiver agreement set out in Exhibit
    C. Notwithstanding the foregoing, GTSI agrees if during the Part-Time Period this Agreement is assigned per Section 13.13, then any of the 71,167 shares that remain unvested, shall be accelerated, and the GTSI Purchase Price shall be the acquisition price paid (or to be paid) for GTSI capital stock as the result of such acquisition.

             ----------------------------------------
             Total Shares to be    Total Net Payment
             Purchased by GTSI     Amount to Employee
             ----------------------------------------
                  116,000             $418,750.00
             ----------------------------------------

                                    EXHIBIT C
                             WAIVER LETTER TEMPLATE

Date

Name
Address
City, State  zip

Dear Name:

We appreciate the contributions you have made to GTSI in the past. With your final paycheck, regardless of whether or not you sign this letter, and reimbursement for all approved business expenses, provided you submit your expense report to GTSI within two weeks of the Retirement Date; and

In addition, if you sign and date this letter (the "Waiver Letter") to show that you accept its terms (and do not later revoke it, as described below), GTSI will offer you retirement benefits exceeding those otherwise due you under your current compensation arrangement with us. Specifically, we will buy back your stock options as set out in Exhibit B, Part B, of your Employment Retirement Agreement dated _____________.

In order to qualify for the incremental benefits referred to above, you must accept and agree to the terms of this Waiver Letter by signing it and returning it to us within the time period referred to below. By doing so, you will be agreeing to the following:

1. You forever release and discharge GTSI and its successors, its current and prior stockholders of record, officers, directors, and employees, and their heirs, representatives and assigns, past or present, from any and all causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, expenses and demands of any kind or character whatsoever: whether known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated; whether or not previously brought before any state or federal agency, court or other governmental entity and whether existing on or arising prior to the date of this Waiver Letter; and which, directly or indirectly, in whole or in part, relate or are attributable to, connected with, or incidental to your previous employment by GTSI, your retirement, and any dealings between the parties concerning your employment existing prior to the date of execution of this Waiver Letter. This expressly includes ANY AND ALL CLAIMS OF DISCRIMINATION ON ACCOUNT OF SEX, RACE, AGE, HANDICAP, VETERAN STATUS, NATIONAL ORIGIN OR RELIGION, AND CLAIMS OR CAUSES OF ACTION BASED UPON ANY EQUAL EMPLOYMENT OPPORTUNITY LAWS, ORDINANCES, REGULATIONS OR ORDERS, INCLUDING TITLE VII OF THE CIVIL RIGHTS ACT OF 1964 AND THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT, EXECUTIVE ORDER 11246, THE

      REHABILITATION ACT AND ANY APPLICABLE STATE OR LOCAL ANTI-DISCRIMINATION STATUTES. It also includes CLAIMS FOR BREACH OF ANY CONTRACT, AGREEMENT OR PROMISES MADE PRIOR TO THIS DATE; CLAIMS FOR WRONGFUL RETIREMENT ACTIONS OF ANY TYPE, BREACH OF EXPRESS OR IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING; INTENTIONAL OR NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS; CLAIMS FOR FRAUD, LIBEL, SLANDER OR INVASION OF PRIVACY. You and GTSI agree that you are not waiving any rights or claims under the Age Discrimination In Employment Act that may arise after your execution of this Waiver Letter. This is intended to exclude from release only claims "that arise after" execution of this Waiver Letter as provided for by the Older Workers Benefit Protection Act. This release also applies to any claims or rights that you might have or assert with respect to any claims or rights, if any, concerning any GTSI bonus plan.

2. GTSI forever releases and discharges Employee, and his heirs, from any and all cause or cause of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, expenses and demands of any kind or character whatsoever, whether known or unknown, anticipated or not anticipated, whether or not previously brought before any state or federal agency, court or other governmental entity which are existing on or arising prior to the date of this Agreement and which, directly or indirectly, in whole or in part, relate or are attributable to, connected with, or incidental to the previous employment of you by GTSI, the end of that employment, and any dealings between the parties concerning Employee's employment existing prior to the Retirement Date set out in the Employment Retirement Agreement ("Agreement"), excepting only claims arising from a breach by you of the Agreement. Nothing contained in this
      Section 2 shall affect any rights, claims or cause of action which GTSI may have to make claims against or seek contribution from anyone not released by the first sentence of this Section 2 with respect to any matter or anyone released by the first sentence or this Section 2 with respect to any matter not released thereby; or with respect to your performance of the Agreement.

3. This Waiver Letter is governed by Virginia law, contains the full and complete understanding between you and GTSI concerning its subject matter, and except for the Employment Retirement Agreement, supersedes all prior or concurrent representations and understandings between you and GTSI, whether oral or written. In the event that any of its provisions or any obligation or waiver or grant of rights by you under it is found invalid or unenforceable pursuant to a judicial decree or decision, any such provision, obligation, waiver or grant of rights shall remain enforceable to the maximum extent permitted by law, and the remainder of this agreement shall remain valid and enforceable according to its terms.

4. YOU HAVE RECEIVED (OR HAVE VOLUNTARILY AND KNOWINGLY ELECTED NOT TO RECEIVE) INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS WAIVER LETTER. YOU ACKNOWLEDGE THAT YOU ARE NOT ENTITLED TO RELY UPON, NOR HAVE YOU IN FACT RELIED UPON, THE LEGAL OR OTHER ADVICE OF GTSI OR ITS AGENTS, INCLUDING ATTORNEYS OR OTHER EMPLOYEES, IN ENTERING INTO THIS WAIVER LETTER.

5. YOU ACKNOWLEDGE THAT YOU HAVE READ THIS WAIVER LETTER IN ITS ENTIRETY, HAVE HAD THE OPPORTUNITY TO ASK QUESTIONS ABOUT THIS WAIVER LETTER AND TO SEEK INDEPENDENT LEGAL COUNSEL, AND UNDERSTAND AND AGREE TO EACH PROVISION.

If the terms and conditions of this Waiver Letter are acceptable to you, please sign and date the enclosed copy in the space provided below. Please be aware that: (i) GTSI advises you to consult with an attorney prior to executing this Waiver Letter; (ii) you have twenty one (21) days from today (until ________________) within which to accept the terms and conditions of this Waiver Letter before our offer to you expires; (iii) you may revoke your acceptance of this Waiver Letter within seven days of signing it (the "Revocation Period"); and (iv) this Waiver Letter will not become effective or enforceable until the Revocation Period expires (the "Effective Date").

Again, we appreciate the contributions you have made to GTSI in the past and the efforts you have expended on its behalf. We wish you well in your retirement or whatever future endeavor awaits you.

Sincerely,

Bridget Atkinson
Vice President, Human Resources

I, name, acknowledge that I have read and understand this Waiver Letter in its entirety, and agree to be legally bound by its terms and conditions.


___________________________________     ________________________________________
Name                                    Date